Exhibit 99.2

PROXY CARD

BIOGEN, INC.
PROXY SOLICITED BY THE BOARD OF DIRECTORS OF BIOGEN, INC.
FOR THE SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON [            ], 2003

The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and Joint Proxy Statement/Prospectus, dated [            ], 2003, in connection with the Special Meeting of Stockholders to be held on [            ], 2003 at 10:00 a.m. at the offices of Biogen, Inc., a Massachusetts corporation ("Biogen"), located at 15 Cambridge Center, Cambridge, MA 02142, and does hereby appoint James C. Mullen, Thomas J. Bucknum and Peter N. Kellogg, and each of them (with full power to act alone), proxies of the undersigned with all the powers the undersigned would possess if personally present and with full power of substitution in each of them, to appear and vote all shares of Common Stock of Biogen which the undersigned would be entitled to vote if personally present at the Special Meeting of Stockholders to be held on [            ], 2003, and at any adjournment or adjournments thereof.

The shares represented hereby will be voted as directed herein. In each case, if no direction is indicated, such shares will be voted FOR proposals 1 and 2. As to any other matter that may properly come before the meeting or any adjournments thereof, said proxy holders will vote in accordance with their best judgment. This proxy may be revoked in writing at any time prior to the voting thereof.

PLEASE VOTE, DATE AND SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

Please date and sign exactly as name appears on this card. Joint owners should each sign. Please give full title when signing as executor, administrator, trustee, attorney, guardian for a minor, etc. Signatures for corporations and partnerships should be in the corporate or firm name by a duly authorized person.

                        HAS YOUR ADDRESS CHANGED?

/*\ FOLD AND DETACH HERE /*\

☒
PLEASE MARK VOTES AS IN THIS EXAMPLE

Biogen's Board of Directors recommends a vote FOR Proposals 1 and 2.

1.
To approve the Agreement and Plan of Merger, dated as of June 20, 2003, by and among IDEC Pharmaceuticals Corporation, Bridges Merger Corporation and Biogen.

    ☐ FOR                ☐ AGAINST                ☐ ABSTAIN

2.
To approve any proposal to adjourn the meeting to a later date, if necessary, to solicit additional proxies if there are not sufficient votes in favor of approval of the Agreement and Plan of Merger.

    ☐ FOR                ☐ AGAINST                ☐ ABSTAIN

  In their discretion, the proxies are also authorized to vote upon such other matters as may properly come before the special meeting.

Mark box at right if you plan to attend the Meeting	☐
Mark box at right if an address change has been noted on the reverse side of the card	☐
Please be sure to sign and date this Proxy.
	Date:	, 2003

Signature
Signature